September 29, 1999

CONFIDENTIAL

American Securities Transfer, Inc.
As Representative of Acadia National Health Systems, Inc.
938 Quail Street, Suite 101
Lakewood, CO  80215-5513

     Re:  Oak Brook Capital I, Inc. ("Brook") -
          Restricted Issuance of 9,066,621 common shares of Oak Brook to the shareholders of AEI Environmental, Inc.

Ladies and Gentlemen:

This office represents Oak Brook Capital I, Inc. ("Oak Brook"). I am in receipt of various communications from Oak Brook relating to the proposed issuance of 9,066,621 shares of Oak Brook common stock to the shareholders of AEI Environmental, Inc. (the "AEI"), pursuant to a Plan of Merger and Section 4(2) of the Securities Act of 1933.

Based on representations contained in these documents, copies of which are attached hereto, it is my opinion that you may issue the 9,066,621 shares of common stock from the authorized, but un-issued, common shares of Oak Brook in reliance upon the exemption from registration provided for in Section 4(2).

All shares, when issued, should bear a restricted legend in standard form and should not be further transferred without the prior written consent of Oak Brook.

In rendering the above opinion, I have excluded from consideration state securities or blue sky laws, except as specifically noted. My opinion is limited to the federal laws of the United States, the laws of the State of Colorado and Delaware and the General Corporation Law of the States of Colorado and Delaware, and I can assume no responsibility with respect to the applicability or effect of the laws of any other jurisdiction. I disclaim any obligation to notify you or any other person or entity if any change in fact and/or law should change my opinion with respect to any matter on which I am expressing an opinion herein.

Page 2
American Securities Transfer, Inc.
September 29, 1999
_________________________________

The foregoing opinion is furnished by me as counsel for the Registrant and is solely for your benefit and may not be relied upon by any other person unless my prior written consent is obtained.

                                   Respectfully,

                                   /s/ Mark T. Thatcher

                                   Mark T. Thatcher, Esq.
                                   Atty. Reg. No. 25-275

MTT/jet
cc:Mark A. Margason